CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated May 29, 1999, on the April 30, 1999 financial statements of Segall Bryant & Hamill Mid Cap Fund series of Advisors Series Trust referred to therein in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.


     We also consent to the reference to our firm in the Prospectus under the captions "Independent Accountants" and "Financial Highlights."


                                          McGladrey & Pullen, LLP


New York, New York
October 13, 1999